[Form of]

Shareholder Communication for
Holders of Accenture SCA Class I Common Shares
(Including Instructions)

ACCENTURE SCA Offer to Redeem for Cash	ACCENTURE INTERNATIONAL SARL Offer to Purchase for Cash

Up to 18,745,917 Class I Common Shares

at
$26.30 per share

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,

NEW YORK CITY TIME, ON TUESDAY, MARCH 1, 2005,
UNLESS THE OFFER IS EXTENDED.

INSTRUCTIONS

      These instructions are being distributed to all holders of Class I common shares of Accenture SCA regarding participation in the Quarterly Transaction — Accenture SCA Tender Offer. You must follow the steps outlined below in order to participate in these transactions.

      ACCENTURE SCA AND ACCENTURE INTERNATIONAL SARL (“SARL”) HAVE FILED A SCHEDULE TO, INCLUDING A TENDER OFFER DOCUMENT, WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) WHICH CONTAINS IMPORTANT INFORMATION WITH RESPECT TO THE TENDER OF YOUR CLASS I COMMON SHARES. YOU SHOULD READ THAT TENDER OFFER DOCUMENT CAREFULLY BEFORE MAKING ANY DECISIONS REGARDING THE TENDER OF YOUR SHARES. Accenture has made the tender offer document and all other tender offer documents filed with the SEC available to all holders of Accenture SCA Class I common shares. These documents are also available at no charge at the SEC’s website, www.sec.gov.

General Summary

      Generally, the current Partner Share Transaction for holders of Accenture SCA Class I common shares will consist of a tender offer made by Accenture SCA to redeem and SARL to purchase Class I common shares of Accenture SCA. A copy of the tender offer document is attached below. The staging, timing and form of this liquidity opportunity will follow the rules and regulations prescribed by the SEC relating to tender offers.

      [Attachment: “Offer to Redeem — Offer to Purchase”]

      The shareholder communication is being delivered to you so that you may tender your shares, if you choose to do so. If you choose to tender your Class I common shares, then we must receive a properly completed and delivered shareholder communication from you or your duly authorized agent by 12:00 midnight, New York City time, on March 1, 2005 (unless we extend this expiration date). You may revise the amount of your tendered shares at any time until that expiration date by delivering a new, properly completed shareholder communication. You also may withdraw your tendered shares at any time until that expiration date by delivering a new, properly completed shareholder communication in which you tender zero shares.

      In order to tender your Class I common shares, you need only to deliver a properly completed shareholder communication by the expiration date. The shareholder communication is an instruction to the attorneys-in-fact under the power of attorney that you or your duly authorized agent must have delivered as a condition to participation in the offer. We will forward any shareholder communication that is delivered to us to the attorneys-in-fact. If you tender shares by delivery of a shareholder communication, the attorneys-in-fact have advised us that, at the time of the consummation of the offer, they will effect your tender as directed in the shareholder communication by delivering either a notice of election for redemption to Accenture SCA or by executing a share purchase agreement with SARL on your behalf. Accenture SCA will only redeem and SARL will only purchase your shares following the execution and delivery on your behalf of a notice of election for redemption or share purchase agreement by the attorneys-in-fact. The forms of the notice of election for redemption and the share purchase agreement are attached to the tender offer document as Annex A and Annex B, respectively. In addition, the attorneys-in-fact have advised us that, at the time of the consummation of the offer, they will execute on your behalf a reimbursement agreement with Accenture Finance (Gibraltar) Limited, a wholly-owned subsidiary of SARL. The form of the reimbursement agreement for shareholders that choose to have Accenture SCA redeem their shares is attached to the tender offer document as Annex C and the form of the reimbursement agreement for shareholders that choose to have SARL purchase their shares is attached to the tender offer document as Annex D.

      We are providing to certain holders of Class I common shares the opportunity to deliver their shareholder communications electronically, through the Accenture Partner Matters website. We believe that this will facilitate your ability to submit your shareholder communication easily and quickly. Certain SCA shareholders cannot submit their shareholder communications electronically due to the applicable laws of their countries of residence, and those shareholders will be asked to complete the shareholder communication electronically on the website, print their shareholder communications and then deliver them manually. All shareholders may submit their shareholder communications manually, but we recommend the electronic delivery of your shareholder communication through the website, if that option is available to you.

      As you read the instructions provided below, please make sure to follow the instructions applicable to you (based upon your country of residence and your status as either an active partner or other shareholder of Accenture).

INSTRUCTIONS FOR ELECTRONIC DELIVERY OF SHAREHOLDER COMMUNICATIONS

Step One: Determine if these instructions apply to you.

      These instructions apply to you if you are a current partner, or a former partner who has a current Enterprise ID and password, resident in the United States, Denmark, Italy, Norway, Spain or Sweden. If these instructions do not apply to you, then please refer to the instructions for submitting your shareholder communication manually.

Step Two: Follow these general instructions.

1.	Access the Partner Matters website at https://partnermatters.accenture.com.

a.	The website will provide you with the maximum number of your shares that are eligible for tender under the restrictions on transfer in the Accenture SCA common agreement and/or the Accenture SCA transfer rights agreement.

b.	Type your Enterprise ID and password, on the left navigation, click on “Partner Equity” and then click on the words “Partner Equity Transactions.” On the top navigation of the introduction page, click on “Transactions.” Next, please select from the dropdown menu “Cal Qtr End March 31, 2005 — Accenture SCA Tender Offer.” Your personalized shareholder communication screen will then indicate the maximum number of your shares that are eligible for tender at this time.

2.	In the space entitled “Number of shares I wish to tender,” enter the total number of shares that you wish to tender in the tender offer. Please note that the share number that you enter cannot exceed the maximum number of shares indicated on your shareholder communication.

3.	After the text “I wish to have my shares (please select one)*,” select a box to indicate whether you choose to have your shares redeemed by Accenture SCA or purchased by SARL. You should be aware that this decision may impact your tax treatment with respect to the disposition of these shares. We recommend that you consult your tax advisor prior to making a decision. In addition, please refer to the disclosure in the tender offer document (a copy of which has been disseminated to you) under “The Offer — 13. U.S. Federal Income Tax Considerations,” “The Offer — 14. Luxembourg Tax Considerations” and “The Offer — 15. Non-U.S. Tax Considerations.”

4.	After you have read the entire shareholder communication, enter the number of shares you wish to tender and indicate whether you want your shares to be redeemed by Accenture SCA or purchased by SARL, please execute the signature page at the bottom of the screen. To properly execute the signature page, you must:

•	place a check mark (by clicking) in the box next to the text “I, [your name] agree to the terms above”; and

•	click on the “Save and Submit” button.

      Please note that by performing these actions, you are signing and submitting to Accenture the shareholder communication with the same effect as if you had printed, manually signed and delivered the manually signed document to Accenture.

5.	If you have transferred shares under the Family and Charitable Transfer Program, you will see in the drop-down menu on the website an additional shareholder communication form for each of your FCT transferees having eligible shares to sell in this tender offer. Please complete steps 2-4 above for the “Cal Qtr End March 31, 2005 — Accenture SCA Tender Offer (transferee’s name)” form(s) on behalf of your transferee(s).

INSTRUCTIONS FOR MANUAL DELIVERY OF SHAREHOLDER COMMUNICATIONS:

CURRENT OR FORMER PARTNERS RESIDENT IN AUSTRALIA OR FRANCE

      Please note that these instructions have changed. Please read these instructions carefully before tendering your shares.

Step One: Determine if these instructions apply to you.

      These instructions apply to you if you are a current partner, or a former partner who has a current Enterprise ID and password, resident in Australia or France. If these instructions do not apply to you, then please refer to the Instructions for Manual Delivery of Shareholder Communications: All Other Shareholders.

Step Two: Follow these general instructions.

1. Access the Partner Matters website at https://partnermatters.accenture.com.

a.	The website will provide you with the maximum number of your shares that are eligible for tender under the restrictions on transfer in the Accenture SCA common agreement and/or the Accenture SCA transfer rights agreement and with the date you signed the applicable Power of Attorney.

b.	Type your Enterprise ID and password, on the left navigation, click on “Partner Equity” and then click on the words “Partner Equity Transactions.” On the top navigation of the introduction page, click on “Transactions.” Next, please select from the dropdown menu “Cal Qtr End March 31, 2005 — Accenture SCA Tender Offer.” Your personalized shareholder communication screen will then indicate the maximum number of your shares that are eligible for tender at this time.

2. Manually complete your shareholder communication, following these revised instructions.

a.	On the website, in the space entitled “Number of shares I wish to tender,” enter the total number of shares that you wish to tender in the tender offer. Please note that the share number that you enter cannot exceed the maximum number of shares indicated on your shareholder communication.

b.	On the website, after the text “I wish to have my shares (please select one)*,” select a box to indicate whether you choose to have your shares redeemed by Accenture SCA or purchased by SARL. You should be aware that this decision may impact your tax treatment with respect to the disposition of these shares. We recommend that you consult your tax advisor prior to making a decision. In addition, please refer to the disclosure in the tender offer document (a copy of which has been disseminated to you) under “The Offer — 13. U.S. Federal Income Tax Considerations,” “The Offer — 14. Luxembourg Tax Considerations” and “The Offer — 15. Non-U.S. Tax Considerations.”

c.	After you have read the entire shareholder communication, enter the number of shares you wish to tender and indicate whether you want your shares to be redeemed by Accenture SCA or purchased by SARL, please execute the signature page at the bottom of the screen. To properly execute the signature page, you must:

•	place a check mark (by clicking) in the box next to the text “I, [your name] agree to the terms above”; and

•	click on the “Save and Submit” button.

d.	After you have completed the shareholder communication electronically on the website, print out your completed shareholder communication.

Step Three: Follow these instructions specific to your country of residence.

      Note: While viewing your “Cal Qtr End March 31, 2005 – Accenture SCA Tender Offer” form online, select the “Download Associated Documents” button to access and print the signature pages and spousal consent form.

1.	Australia: Download and print out the signature page with the heading “Current and Former Partners—Australia.” Please execute the signature page. To properly execute the signature page, you must:

•	fill in the date and place of signature;

•	sign and print your name; and

•	have two witnesses who are not related to you sign (attesting to your signature) and provide their addresses and occupations.

2.	France: Download and print out three copies of the signature page with the heading “Current and Former Partners — France.” Please execute all three signature pages. To properly execute the signature pages, you must:

•	attach a copy of the spousal consent referred to below (if applicable);

•	fill in the date and place of signature;

•	sign and print your name; and

•	if you are married, have your spouse initial every page of the shareholder communication.

      If you are married, then please also print out three copies of the attached spousal consent under the heading “Spousal Consent — France.” Please have your spouse read and sign the consent. To properly execute the consents, your spouse must:

•	fill in his or her last name, first name, date and place of birth, nationality, domicile, your name, the date and place of signature, the date of execution of your previously signed Power of Attorney and the date of execution of the spousal consent delivered with the Power of Attorney; and

•	sign his or her name.

      Please note that you and your spouse need only to deliver one copy of the completed shareholder communication and spousal consent. You and your spouse should retain the two additional copies.

      If you are married but believe that you are not required under your marital regime to submit a consent, please contact Accenture’s Employee Equity Group at +1-(312) 693-3390.

Step Four: Deliver your completed, printed shareholder communication and signature page.

1.	Please return the entire completed shareholder communication form (printed from the website and any spousal consent) and your signature page to Accenture’s Employee Equity Group. You may return these documents by:

•	faxing them to +1-(720) 359-4100, with the originals to follow by mail, or

•	overnight delivery to:

Accenture

Attn: Accenture Employee Equity Services
161 N. Clark St., 38th Fl.
Chicago, Illinois 60601
USA

INSTRUCTIONS FOR MANUAL DELIVERY OF SHAREHOLDER COMMUNICATIONS:

ALL OTHER SHAREHOLDERS

Step One: Determine if these instructions apply to you.

      These instructions apply to you if the “Instructions for Electronic Delivery of Shareholder Communications” and the “Instructions For Manual Delivery of Shareholder Communications: Current Partners or Former Partners Resident in Australia or France” do not apply to you. If this is applicable to you, a personalized “Shareholder Communication” will be attached below.

Step Two: Follow these general instructions.

1. Please print out the attached shareholder communication form.

      The attached form provides you with the maximum number of your shares that are eligible for tender under the restrictions on transfer in the Accenture SCA common agreement and/or the Accenture SCA transfer rights agreement.

      [Attachment: “Shareholder Communication”]

2. On your printed shareholder communication form, please enter the total number of shares that you wish to tender in the tender offer. Please note that the share number that you enter cannot exceed the maximum number of shares indicated on your shareholder communication.

3. On your printed shareholder communication form, check a box to indicate whether you choose to have your shares redeemed by Accenture SCA or purchased by SARL. You should be aware that this decision may impact your tax treatment with respect to the disposition of these shares. We recommend that you consult your tax advisor prior to making a decision. In addition, please refer to the disclosure in the tender offer document (a copy of which has been disseminated to you) under “The Offer—13. U.S. Federal Income Tax Considerations,” “The Offer—14. Luxembourg Tax Considerations” and “The Offer—15. Non-U.S. Tax Considerations.”

Step Three: Follow these instructions specific to your country of residence (note that if your country is not specified then please follow the instructions for “all other countries”).

      1. United States, Denmark, Italy, Norway and Sweden: Print out the attached signature page with the heading “Global.” Please execute the signature page. To properly execute the signature page, you must:

•	fill in the date and place of signature; and

•	sign and print your name.

      [Attachment: “Signature Page — Global Individual”]

2. Spain: Print out the attached signature page with the heading “Global.” Please execute the signature page. To properly execute the signature page, you must:

•	fill in the date and place of signature;

•	sign and print your name; and

•	have your signature notarized by a Spanish notary public

      [Attachment: “Signature Page — Global Individual”]

3. All Other Countries: Print out the attached signature page with the heading “Global.” Please execute the signature page. To properly execute the signature page, you must:

•	fill in the date and place of signature; and

•	sign and print your name.

      [Attachment: “Signature Page — Global Individual”]

Step Four: Deliver your completed shareholder communication.

1.	Please return the entire completed shareholder communication form (and any spousal consent) and your signature page to Accenture’s Employee Equity Group. You may return these documents by:

•	faxing them to +1-(720) 359-4100, with the originals to follow by mail, or

•	overnight delivery to:

Accenture

Attn: Accenture Employee Equity Services
161 N. Clark St., 38th Fl.
Chicago, Illinois 60601
USA

SHAREHOLDER COMMUNICATION

Cal Qtr End March 31, 2005 — Accenture SCA Tender Offer

Partner Name:

Accenture SCA Shares — Quarterly Transaction

Tender Offer Price Per Share: $26.30*

(*Tender Offer Price does not reflect the 1% transaction fee payable in a quarterly transaction.)

Maximum number of SCA shares that you may dispose of in this tender offer:

Number of shares I wish to tender:

I wish to have my shares (please select one)*:

☐	Redeemed by Accenture SCA

☐	Purchased by SARL

*	Please note that your decision to have your SCA shares redeemed by SCA or purchased by SARL may impact your tax treatment upon the disposition of your shares. While it is anticipated that partners and former partners in the U.S. will generally seek a redemption and partners and former partners in all other countries except France, will generally seek a sale, you are urged to contact your tax advisor to help you determine the tax consequences that apply to you. Partners and former partners in France should review the French tax consequences of redeeming or selling shares in the offer which are described more fully under “The Offer — 15.Non-U.S. Tax Considerations — French Tax Consequences” on page 28, and are urged to contact your tax advisor to help you determine the tax consequences that apply to you.

In addition, please read carefully the disclosure in the tender offer (a copy of which has been disseminated to you) under “The Offer — 13. U.S. Federal Income Tax Considerations,” “The Offer — 14. Luxembourg Tax Considerations” and “The Offer — 15. Non-U.S. Tax Considerations” for more information. If you have additional questions, please contact your country managing director.

To: Attorneys-in-Fact Under the Power of Attorney Described Below

      Reference is made to the Power of Attorney (“Power of Attorney”) delivered by the undersigned relating to, among other things, the disposition from time to time of Class I common shares of Accenture SCA. Terms used but not defined herein shall have the meanings given to such terms in the Power of Attorney.

      Pursuant to paragraph 1 of the Power of Attorney, the undersigned hereby notifies the Attorneys-in-Fact that the Maximum Number of Class I Common Shares to be sold or redeemed by the undersigned pursuant to any Transaction Agreement is to be calculated by you in accordance with my instructions set forth above.

      The undersigned hereby (1) acknowledges the rights and powers granted by the undersigned in the Power of Attorney, (2)(A) makes, at and as of the date hereof, to and with Accenture SCA, its general partner and its subsidiaries each of the representations, warranties and agreements of each selling or redeeming shareholder set forth in the forms of any Transaction Agreement, Reimbursement Agreement and/or other agreement included on the databases, or provided to me by other means, as of the date hereof to which the undersigned will be a party, and all such representations, warranties and agreements are incorporated by reference herein and in the Power of Attorney in their entirety, (B) confirms that such representations, warranties and agreements shall be true and correct at the time of the execution of each such agreement and at the time of any sale or redemption of Class I Common Shares thereunder and (C) confirms that pursuant to Paragraph 1(e) of the Power of Attorney the Attorneys-in-Fact, or any of them acting alone, acting on behalf of the undersigned as attorneys-in-fact, are authorized to make such representations, warranties and agreements and (3) confirms that the undersigned is entitled to send this communication to the Attorneys-in-Fact without obtaining the consent of any other person (and where such consent is required, that it has been obtained or shall be obtained).

      The undersigned also hereby confirms to the general partner of Accenture SCA the accuracy of the information concerning the undersigned and the undersigned’s holdings of Class I Common Shares provided to the general partner of Accenture SCA or any subsidiary thereof by the undersigned and agrees with the general partner of Accenture SCA immediately to notify the general partner of Accenture SCA and promptly (but in any event within two business days thereafter) to confirm the same in writing if there should be any change affecting the accuracy of such information.

      This communication shall be governed by, and construed in accordance with, the laws of the State of New York. Any and all disputes arising out of, relating to or in connection with this communication shall be governed in all respects by the dispute resolution provisions of Paragraph 7 of the Power of Attorney.

ANNEX A

[FORM OF]
NOTICE OF ELECTION FOR REDEMPTION

_____________, 200__

Accenture SCA
46A Avenue J.F. Kennedy
L-1855 Luxembourg

Ladies and Gentlemen:

     This letter hereby serves as irrevocable notice that each of the undersigned elects for redemption, in connection with the tender offer by Accenture SCA, a Luxembourg société en commandite par actions (“Accenture SCA”), the number of Class I common shares, par value €1.25 per share (“Class I Common Shares”), of Accenture SCA listed next to the name of the undersigned on Annex I hereto pursuant to Article 7 of the Articles of Association of Accenture SCA (the “Articles ”). This notice of election for redemption is conditioned upon the acceptance thereof by Accenture SCA.

     Each of the undersigned represents and warrants to Accenture SCA that (i) the undersigned has good and valid title to the Class I Common Shares elected for redemption, free and clear of all liens, encumbrances, equities or claims (including, without limitation, any mortgage, charge, lien, option, restriction, right of first refusal, third party right or interest, or any other encumbrance, security or preference having a similar effect) other than liens granted in favor of Accenture SCA, its general partner or a subsidiary thereof; and (ii) this letter constitutes the legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms.

     In accordance with the provisions of the Articles governing the redemption price to be paid, each of the undersigned agrees that (i) the Company may redeem the Class I Common Shares of the undersigned to be redeemed for consideration of $  per share in cash; (ii) proceeds payable to the undersigned in connection with the redemption of Class I Common Shares elected for redemption hereby will be reduced by amounts payable by the undersigned under the Reimbursement Agreement, dated as of the date hereof, among Accenture Finance (Gibraltar) Limited, a company registered under the laws of Gibraltar, and the redeeming shareholders party thereto; and (iii) the redemption price shall, subject to the second sentence of the first paragraph hereof, be paid to the undersigned at a time and in the manner determined by Accenture SCA in its sole discretion, provided that such redemption price shall be paid promptly after the date hereof.

EACH SHAREHOLDER LISTED ON ANNEX I

Title: Attorney-in-Fact

Accepted and Agreed:

Accenture SCA, represented
by its general partner,
Accenture Ltd, itself represented
by its duly authorized signatory

_________________________________________
Name:

A-1

Annex I

Name of Shareholder	Number Of Class I Common Shares

A-2

ANNEX B

[FORM OF]
SHARE PURCHASE AGREEMENT

     THIS SHARE PURCHASE AGREEMENT (this “Agreement”), is dated           , 200  , by and between:

1.	Accenture International S.à r.l., a private limited liability company (société à responsabilité limitée) organized and existing under the laws of the Grand-Duchy of Luxembourg, having its registered office at 1 rue Guillaume Kroll, L-1882 Luxembourg, hereby duly represented by (the “Buyer”); and

2.	The shareholders of the Company (as defined below) listed on Schedule 1, each of them hereby duly represented by , acting as attorney-in-fact pursuant to the powers of attorney executed by each such shareholder (collectively the “Sellers” and each individually a “Seller”).

     WHEREAS, in connection with a tender offer by the Buyer which has been filed with the Securities and Exchange Commission (the “Offer”) for the purpose of purchasing certain class I common shares of Accenture SCA, a partnership limited by shares (société en commandite par actions) organized and existing under the laws of the Grand-Duchy of Luxembourg, having its registered office at 1 rue Guillaume Kroll, L-1882 Luxembourg (the “Company”), with a par value of €1.25 per share (the “Class I Common Shares”), each Seller has tendered for purchase the number of Class I Common Shares set forth opposite the name of such Seller on Schedule 1 hereto (collectively the “Shares” and individually a “Share”);

     WHEREAS, Accenture Ltd, as general partner of the Company has, pursuant to (i) article 6 of the articles of association of the Company, (ii) the Transfer Rights Agreement dated 18th April 2001, (iii) the Accenture SCA Common Agreement dated 19th April 2002 and (iv) the Waiver and Approval of the Accenture SCA Partners Committee dated 19th April 2002, approved the contemplated transfer of the Shares;

     WHEREAS, the Sellers and Accenture Finance (Gibraltar) Limited, a company registered in Gibraltar under the number 83029, having its registered office at 57-63 Line Wall Road, Gibraltar, have entered into a reimbursement agreement attached as Schedule 2 hereto (the “Reimbursement Agreement”);

     WHEREAS, the Buyer wishes to purchase the Shares from the Sellers and the Sellers wish to sell the Shares to the Buyer on the terms and conditions set out in this Agreement;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.	Sale and Purchase of the Shares

Subject to the terms and conditions set forth in this Agreement, the Buyer agrees to purchase from the Sellers, and each Seller agrees to sell to the Buyer the number of Shares set forth opposite his or her name on Schedule 1 hereto.

The Shares shall be sold to the Buyer together with all rights attaching to them, including without limitation, all dividends, liquidating distributions and other rights and obligations of ownership including but not limited to voting rights (if any) with respect to the Shares.

2.	Purchase Price

The purchase price for the sale of the Shares shall be US $ per Share. The purchase price shall be payable in cash promptly after the date of this Agreement in accordance with the Offer (the “Transfer

Date”), provided that proceeds payable to each Seller hereunder will be reduced by amounts payable by such Seller under the Reimbursement Agreement.

3.	Transfer of Shares

3.1. Date of the transfer of the Shares

The sale and purchase of the Shares shall occur on the Transfer Date.

At the Transfer Date, legal title in and to the Shares shall pass to the Buyer together with all rights attaching to them in accordance with Clause 1 above.

3.2. Transfer formalities

At the Transfer Date and with effect from the Transfer Date, each Seller shall transfer the legal and beneficial ownership of its Shares to the Buyer.

The Sellers and the Buyer hereby jointly empower any transfer agent and registrar of the Company to (i) notify the transfer of the Shares to the Company in accordance with article 40 of the law of 10th August 1915, on commercial companies, as amended, and with article 1690 of the Luxembourg civil code, (ii) record, effective as of the Transfer Date, the transfer of the Shares contemplated by this Agreement in the share register of the Company and generally, (iii) perform any operation which might be necessary or useful for the performance and the execution of this Agreement.

4.	Representations and Warranties of the Sellers

Each Seller represents and warrants to the Buyer on and as of the date hereof that (i) he/she/it has good and valid title to the Shares set forth opposite his/her/its name on Schedule 1 hereto, free and clear of all liens, encumbrances, equities or claims (including, without limitation, any mortgage, charge, lien, option, restriction, right of first refusal, third party right or interest, or any other encumbrance, security or preference having a similar effect) other than liens granted in favor of the Company, its general partner or a subsidiary thereof; and (ii) this Agreement constitutes the legal, valid and binding obligation of him/her/it, enforceable against him/her/it in accordance with its terms.

5.	Further Assurances and Assistance

Each Seller shall, from time to time, at the request of the Buyer, do, execute, acknowledge and deliver or will cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, assurances and take such other action as the Buyer may reasonably request and as may be reasonably necessary in order to vest in the Buyer title to and possession and control of the Shares. The Buyer shall, from time to time, at the request and at the cost and expense of a Seller, take such action as such Seller may reasonably request to assist the Seller in complying with all laws applicable to the consummation of the transactions contemplated by this Agreement.

6.	Interpretation

6.1. Applicable Law

The validity, construction and performance of this Agreement shall be governed by and construed in accordance with the laws of the Grand-Duchy of Luxembourg.

6.2. Effect of Headings

Except with respect to the headings in this Clause 6, the headings to Clauses and subclauses of this Agreement are to facilitate reference only, do not form a part of this Agreement and shall not in any way affect the interpretation hereof.

6.3. Modifications

No oral explanation or oral information by any of the parties hereto shall alter the meaning or interpretation of this Agreement. No amendment or change hereof or addition hereto shall be effective or binding on any of the parties hereto unless set forth in writing and executed by the respective duly authorized representatives of each of the parties.

6.4. No Waiver

The waiver, express or implied, by any of the parties of any right under this Agreement or of any failure to perform or breach hereof by any other party shall neither constitute nor be deemed to constitute a waiver of any other right hereunder or of any claims or remedies available under applicable law in respect of any other failure to perform or breach hereof by such other party, whether of a similar or dissimilar nature thereto.

7.	Counterparts

This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Agreement effective as of the day and year first above written.

_________________________________________
Accenture International S.à r.l.,
Represented by      , manager

_________________________________________
The Sellers
Represented by      , as attorney-in-fact pursuant to the powers of attorney executed by each seller listed on Schedule 1 hereto

Schedule 1: The Sellers

Name of Seller	Number of Shares

Schedule 2: Reimbursement Agreement

ANNEX C

[FORM OF]
REIMBURSEMENT AGREEMENT
[Class I Common Shareholders — Redemptions]

     This REIMBURSEMENT AGREEMENT, dated as of      , 200   (as amended, supplemented, waived or otherwise modified in accordance with its terms, this “Agreement”), among Accenture Finance (Gibraltar) Limited, a Gibraltar company (“Accenture Finance”) and those persons who are listed on Annex I hereto (each such person, a “Redeeming Shareholder” and, collectively, the “Redeeming Shareholders”).

     WHEREAS, each Redeeming Shareholder has elected to redeem, in connection with the tender offer by Accenture SCA, the number of Class I common shares, par value €1.25 per share (“Class I Common Shares”), of Accenture SCA set forth opposite such Redeeming Shareholder’s name on Annex I hereto; and

     WHEREAS, each Redeeming Shareholder agrees to bear the costs and expenses of the above-described redemptions (collectively, the “Redemptions”) and to pay Accenture Finance or its affiliates certain other amounts.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained, the parties hereto agree as follows:

     1.       Each Redeeming Shareholder hereby agrees to pay or cause to be paid to Accenture Finance or its designee 1% of the gross proceeds from his or her Redemptions.

     2.       Each Redeeming Shareholder hereby agrees that any amounts owed by such Redeeming Shareholder hereunder may be withheld from any proceeds due to such Redeeming Shareholder in connection with the Redemptions. Each Redeeming Shareholder further agrees that Accenture Finance shall have the right, without further notice to the Redeeming Shareholder, to withhold or set off against any and all amounts owed, due or payable by Accenture Finance or any of its affiliates to the Redeeming Shareholder (including, without limitation, salary, bonus or similar payments), in any currency, for application against any amounts owed by the Redeeming Shareholder hereunder, to the extent such amounts have not previously been withheld from such proceeds.

     3.       Each Redeeming Shareholder represents and warrants that this Agreement constitutes the legal, valid and binding obligation of the Redeeming Shareholder, enforceable against the Redeeming Shareholder in accordance with its terms.

     4.       This Agreement may not be amended except by an instrument signed in writing by Accenture Finance and each Redeeming Shareholder directly adversely affected by such amendment or waived except by the party granting the waiver.

     5.       This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     6.       (a)   Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution or interpretation of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce, except that the parties may select an arbitrator who is a national of the same country as one of the parties. If the parties to the dispute fail to agree on the selection of an arbitrator within 30 days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

C-1

           (b)    Notwithstanding the provisions of clause (a) above, any party may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this clause (b), each Redeeming Shareholder (i) expressly consents to the application of clause (c) of this paragraph 6 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate and (iii) irrevocably appoints the general partner of Accenture SCA, c/o Accenture SCA, 46A Avenue J.F. Kennedy, L-1855 Luxembourg (or, if different, the then-current corporate seat of Accenture SCA) as such Redeeming Shareholder’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such Redeeming Shareholder of any such service of process, shall be deemed in every respect effective service of process upon the Redeeming Shareholder in any such action or proceeding.

           (c)   (i)    EACH REDEEMING SHAREHOLDER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, UNITED STATES FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF CLAUSE (B) OF THIS PARAGRAPH 6, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the fora designated by this clause (c) have a reasonable relation to this Agreement.

                 (ii)    The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in clause (c)(i) of this paragraph 6 and such parties agree not to plead or claim the same .

     7.       If any provision of this Agreement is finally held to be invalid, illegal or unenforceable, the remaining terms and provisions hereof shall be unimpaired.

     8.       Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

     9.       This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one agreement.

     IN WITNESS WHEREOF, the parties have duly executed or caused to be duly executed this Agreement as of the date first above written.

ACCENTURE FINANCE (GIBRALTAR) LIMITED
By:
Name:
Title:

EACH REDEEMING SHAREHOLDER LISTED ON ANNEX I
By:
Name:
Title:	Attorney-in-Fact

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ANNEX I

Name of Redeeming Shareholder	Number of Class I Common Shares

ANNEX D

[FORM OF]
REIMBURSEMENT AGREEMENT
[Class I Common Shareholders — Sales]

     This REIMBURSEMENT AGREEMENT, dated as of      , 200   (as amended, supplemented, waived or otherwise modified in accordance with its terms, this “Agreement”), among Accenture Finance (Gibraltar) Limited, a Gibraltar company (“Accenture Finance”) and those persons who are listed on Annex I hereto (each such person, a “Selling Shareholder” and, collectively, the “Selling Shareholders”).

     WHEREAS, each Selling Shareholder has tendered for sale, in connection with a tender offer by Accenture International SARL, the number of Class I common shares, par value €1.25 per share (“Class I Common Shares”), of Accenture SCA set forth opposite such Selling Shareholder’s name on Annex I hereto; and

     WHEREAS, each Selling Shareholder agrees to bear the costs and expenses of the above-described sales (collectively, the “Sales”) and to pay Accenture Finance or its affiliates certain other amounts.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained, the parties hereto agree as follows:

     1.       Each Selling Shareholder hereby agrees to pay or cause to be paid to Accenture Finance or its designee 1% of the gross proceeds from his or her Sales.

     2.       Each Selling Shareholder hereby agrees that any amounts owed by such Selling Shareholder hereunder may be withheld from any proceeds due to such Selling Shareholder in connection with the Sales. Each Selling Shareholder further agrees that Accenture Finance shall have the right, without further notice to the Selling Shareholder, to withhold or set off against any and all amounts owed, due or payable by Accenture Finance or any of its affiliates to the Selling Shareholder (including, without limitation, salary, bonus or similar payments), in any currency, for application against any amounts owed by the Selling Shareholder hereunder, to the extent such amounts have not previously been withheld from such proceeds.

     3.       Each Selling Shareholder represents and warrants that this Agreement constitutes the legal, valid and binding obligation of the Selling Shareholder, enforceable against the Selling Shareholder in accordance with its terms.

     4.       This Agreement may not be amended except by an instrument signed in writing by Accenture Finance and each Selling Shareholder directly adversely affected by such amendment or waived except by the party granting the waiver.

     5.       This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     6.       (a)    Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution or interpretation of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce, except that the parties may select an arbitrator who is a national of the same country as one of the parties. If the parties to the dispute fail to agree on the selection of an arbitrator within 30 days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

           (b)    Notwithstanding the provisions of clause (a) above, any party may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this clause (b), each Selling Shareholder (i) expressly consents to the application of clause (c) of this paragraph 6 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate and (iii) irrevocably appoints the general partner of Accenture SCA, c/o Accenture SCA, 46A Avenue J.F. Kennedy, L-1855 Luxembourg (or, if different, the then-current corporate seat of Accenture SCA) as such Selling Shareholder’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such Selling Shareholder of any such service of process, shall be deemed in every respect effective service of process upon the Selling Shareholder in any such action or proceeding.

           (c)   (i)    EACH SELLING SHAREHOLDER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, UNITED STATES FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF CLAUSE (B) OF THIS PARAGRAPH 6, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the fora designated by this clause (c) have a reasonable relation to this Agreement.

                 (ii)    The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in clause (c)(i) of this paragraph 6 and such parties agree not to plead or claim the same.

     7.       If any provision of this Agreement is finally held to be invalid, illegal or unenforceable, the remaining terms and provisions hereof shall be unimpaired.

     8.       Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

     9.       This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one agreement.

IN WITNESS WHEREOF, the parties have duly executed or caused to be duly executed this Agreement as of the date first above written.

ACCENTURE FINANCE (GIBRALTAR) LIMITED
By:
Name:
Title:

EACH SELLING SHAREHOLDER LISTED ON ANNEX I
By:
Title:	Attorney-in-Fact

ANNEX I

Name of Selling Shareholder	Number of Class I Common Shares